Exhibit 99.1

FOR IMMEDIATE RELEASE

Cimetrix Incorporated Provides Update On Previously Announced Plan To Go Private

SALT LAKE CITY, UT — December 24, 2014 — Cimetrix Incorporated (OTCQB: CMXX, www.cimetrix.com), a leading provider of factory automation and equipment control software solutions for the global semiconductor, photovoltaic, LED, and other electronics industries, announced today that, in connection with its previously announced plan to go private, it intends to effect a reverse stock split of its common stock on  December 26, 2014, whereby each 10,000 shares of its common stock as of the effective date of the reverse stock split will be converted into one whole share of its common stock. In lieu of issuing any fractional shares to stockholders, the Company will make a cash payment to stockholders equal to $0.15 per pre-reverse stock split share comprising the fractional share.

The Company intends to file a Form 15 with the Securities and Exchange Commission on or about January 5, 2015. The Form 15 will be filed to voluntarily effect deregistration of the Company’s common stock and to suspend the Company’s reporting obligations with the Securities and Exchange Commission.  Once the Form 15 is filed, the Company will no longer file reports of any kind with the Securities and Exchange Commission unless it is otherwise required to do so by some future development.

The Company’s common stock is currently traded on the OTCQB, operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities. The Company expects that its common stock will no longer be quoted on the OTCQB once its periodic reporting obligations under Section 15(d) of the Act are suspended by filing the Form 15. Investors are cautioned to consider the effect of the reverse split in placing orders on or subsequent to the effective date of the reverse stock split.  An order to buy or sell one share of the Company’s common stock subsequent to the effective date would be the equivalent of an order to buy or sell 10,000 shares of the Company’s common stock immediately prior to the effective date of the reverse stock split. There is no assurance that trading in the Company's common stock will continue on any securities exchange or quotation medium.

The decision of the Company's Board of Directors to deregister its common stock was based on the consideration of numerous factors, including the large costs of preparing and filing periodic reports with the SEC, the increased outside accounting, audit, legal and other costs and expenses associated with being a public company, the burdens placed on Company management to comply with reporting requirements, and the low trading volume in the Company's common stock.

About Cimetrix Incorporated
Cimetrix (OTCQB: CMXX) develops and supports factory automation software products for the global semiconductor, photovoltaic, LED, and other electronics industries. Cimetrix factory connectivity software allows for rapid and reliable implementation of the SEMISECS/GEM, GEM 300, PV2, and EDA standards. Our flexible equipment control framework software is the latest technology that enables equipment suppliers to design and implement their supervisory control, material handling, operator interface, platform and process control, and automation requirements of manufacturing facilities. Cimetrix products can be found in virtually every 300mm semiconductor factory worldwide and include CIMControlFramework™, CIMConnect™, CIM300™, and CIMPortal™ Plus. The added value of Cimetrix passionate Support and Professional Services delivers an outstanding solution for precision equipment companies worldwide.

Cimetrix is an active member in Semiconductor Equipment and Materials International (SEMI), including the SEMI PV Group.

For more information, please visit www.cimetrix.com.

Safe Harbor Statement:
The matters discussed in this news release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements about the Company’s prospects for future growth and results of operations are forward-looking statements. The comments made by the Company's senior management in regards to future revenue and results are based on current expectations and involve risks and uncertainties that may adversely affect expected results including but not limited to recovery of the economic markets into which the Company sells products, increased capital expenditures by semiconductor chip manufacturers, market acceptance of the Company’s products, the timing and degree of adoption of Interface A by the semiconductor industry, the ability of the Company to control its costs associated with providing products and services, the mix between products and services (which generally have higher associated costs of revenue) provided by the Company, the competitive position of the Company and its products, which include CODE, CIMConnect, CIM300 and CIMPortal product families, the economic climate in the markets in which the Company’s products are sold, technological improvements, and other risks discussed more fully in filings by the Company with the Securities and Exchange Commission.  Many of these factors are beyond the control of the Company.  Reference is made to the Company's most recent filing on Form 10-K, which further details such risk factors.

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Company Contact
Rob Schreck
Cimetrix Incorporated
Phone: (801) 256-6500
rob.schreck@cimetrix.com